UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Commission File Number 0-25346

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6060 Coventry Drive	Elkhorn, Nebraska	68022
(Address of Principal Executive Offices)		(Zip Code)

(402) 390-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Leibrock

On June 9, 2025, ACI Worldwide, Inc. (the “Company”) announced the appointment of Robert Leibrock as its Chief Financial Officer and Chief Accounting Officer effective July 1, 2025.

Mr. Leibrock, age 43, joins the Company from Red Hat, Inc., where he currently serves as Senior Vice President, Chief Operating Officer and CFO. Red Hat is the open hybrid cloud technology leader, supporting transformative IT innovation and AI applications. At Red Hat, Mr. Leibrock successfully guided global financial operations through significant growth and strategic transformation, including initiatives focused on advancing AI capabilities and investments. He previously held senior finance roles at IBM, where he was instrumental in driving meaningful revenue growth through his leadership of financial strategy, operational excellence, and profitability improvement initiatives.

Mr. Leibrock’s annual base salary will be $530,000. Mr. Leibrock will be eligible to participate in the Company’s Short-Term Incentive Program, with an annual target of 80% of Mr. Leibrock’s base salary, which annual target will be pro-rated for 2025.

Mr. Leibrock will receive initial equity awards with an aggregate grant date value of $3.1 million. 50% of the aggregate award value will be provided in the form of restricted share units (“RSUs”) that vest quarterly over a period of three years. 50% of the aggregate award value will be provided in the form of RSUs that will vest 100% on the third anniversary of the grant date. The RSUs will be issued under the Company’s form equity award agreements.

As compensation for forfeited incentives at his former employer, Mr. Leibrock will receive equity awards with an aggregate grant date value of $5.5 million. 50% of the aggregate award value will be provided in the form of RSUs that vest quarterly over a period of three years. 50% of the aggregate award value will be provided in the form of RSUs that will vest 100% on the third anniversary of the grant date. The RSUs will be issued under the Company’s form equity award agreements.

Mr. Leibrock will be eligible for severance, medical and dental continuation benefits pursuant to the Company’s Severance Pay Plan. Mr. Leibrock will enter into the Company’s standard form Change In Control Employment Agreement and the Company’s standard form of indemnification agreement. Mr. Leibrock will also be eligible to participate in the Company’s welfare benefit plans that are generally available to employees.

Transition of Scott Behrens

Scott Behrens will cease to serve as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company effective July 1, 2025. Commencing July 1, 2025, Mr. Behrens will continue as an employee of the Company through December 31, 2025 under his current compensation, and will be entitled to retirement benefits in effect at that time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: June 9, 2025	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President and General Counsel